UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2004

ARDENT HEALTH SERVICES LLC

(Exact name of registrant as specified in its charter)

Delaware	333-110117	62-1862223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Burton Hills Boulevard, Suite 250, Nashville, Tennessee (Address of principal executive offices)	37215 (Zip Code)

Registrant’s telephone number, including area code: (615) 296-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

As more fully described below in Item 4.02, on November 30, 2004, Ardent Health Services LLC (“Ardent” or the “Company”) issued a press release (the “Press Release”) announcing, among other things, that the previously issued financial statements contained in Ardent’s Annual Report on Form 10-K for the year ended December 31, 2003 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004 will be restated and should no longer be relied upon because of errors in such financial statements. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 2.02.

Item 2.06 Material Impairments

On November 29, 2004, Ardent decided to record a non-cash charge relating to the Company’s ongoing efforts to consolidate its information systems in its acute care segment, primarily related to patient accounting and clinical information systems, to a single operating platform across its acute care hospitals. This non-cash charge relates to a revaluation of the fair market value of Ardent’s current information systems, resulting in an anticipated pre-tax, non-cash impairment charge of approximately $26.0 million. The impairment charge consists of the previously capitalized hardware, software and implementation costs of information systems that will be replaced with the single operating platform. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 2.06.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) As previously reported, Ardent announced on September 30, 2004 that the Audit Committee of its Board of Directors had initiated an independent review of certain accounting matters at Lovelace Sandia Health System, Inc. (“Lovelace Sandia”), a subsidiary of Ardent. The review, which is being conducted with the assistance of the independant law firm of King & Spalding and the independant accounting firm of Deloitte & Touche, is focusing on possible violations of Lovelace Sandia’s accounting policies, including how the system was reconciling intercompany accounts between its health care provider network subsidiary and its health plan subsidiary. The violations, which were identified through the Company’s compliance program, do not involve patient care or third party or government payors.

On November 23, 2004, the Audit Committee reached preliminary conclusions with respect to findings to date from its independent review. In connection with these preliminary conclusions, the Audit Committee determined that Ardent’s previously issued financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2003, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004, and all earnings releases and similar communications relating to such periods, will require restatement and should no longer be relied upon because of errors in such financial statements.

Because the independent review is ongoing, the restated financial statements described in this filing will not be filed with the SEC until some time during the first quarter of 2005.

The Audit Committee and Ardent’s senior management discussed the matters disclosed in this filing pursuant to Item 4.02 with Ernst & Young LLP and KPMG LLP, the Company’s independent registered public accountants for the 2004 and 2003 fiscal years, respectively.

A copy of the Press Release announcing, among other things, that Ardent’s previously issued financial statements will be restated is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 4.02.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

99.1 Copy of press release issued by the Company on November 30, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ardent Health Services LLC
(Registrant)

Date: November 30, 2004	By:	/s/ R. Dirk Allison
(Signature)
Name: R. Dirk Allison
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

The following is a list of the exhibits filed herewith:

Exhibit No.	Description of Exhibit
99.1	Copy of press release issued by the Company on November 30, 2004